Exhibit 10.1

NINTH AMENDMENT

THIS NINTH AMENDMENT (this “Amendment”) is made and entered into as of 08/23/2021, by and between HUDSON 1740 TECHNOLOGY, LLC, a Delaware limited liability company (“Landlord”), and NUTANIX, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor in interest to CA-1740 Technology Drive Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain Office Lease dated August 5, 2013 (the "Original Lease"), as previously amended by that certain First Amendment dated October 9, 2013, by that certain Second Amendment dated April 17, 2014, by that certain Third Amendment dated October 13, 2014, by that certain Fourth Amendment dated March 23, 2015, by that certain Fifth Amendment dated July 28, 2016 (the "Fifth Amendment"), by that certain Confirmation Letter dated April 11, 2017, by that certain Sixth Amendment dated January 29, 2018, by that certain Seventh Amendment dated April 4, 2018 (the "Seventh Amendment"), and by that certain Eighth Amendment dated November 23, 2020 (as amended, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing a total of approximately 196,011 rentable square feet of office space and approximately 236 rentable square feet storage space in the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California 95110 (the "Building").

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

1.1 Restroom Remodel. Tenant may utilize up to $500,000 of the $2,060,234.25 Allowance allotted in Section 2.3(B) of the Seventh Amendment to remodel the restrooms located on the sixth (6th) floor of the Building (the "Restroom Remodel"). The Restroom Remodel shall be performed in accordance with the Work Letter attached to the Fifth Amendment as Exhibit A (as modified in Section 2.3(B) of the Seventh Amendment and in Section 1(a) of the Eighth Amendment, the "Work Letter")) and, notwithstanding the fact that Tenant leases the entire sixth (6th) floor of the Building, the Restroom Remodel shall be performed in conformance with the Building-standard specifications and finishes for the Common Areas and shall be subject to Landlord's review and approval under Section 2.2 of the Work Letter.

2. Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

Exhibit 10.1

2.1 Exposure to Pathogens; Release and Waiver. Tenant hereby acknowledges and agrees that (a) there is a risk of exposure to pathogens (including, without limitation, the novel coronavirus SARS-CoV-2 and mutations, adaptations or variations thereof) (collectively, ("Contagions")) everywhere people are present, including at the Project; (b) no precautions, including those implemented by Landlord and/or third parties (e.g., the CDC and applicable governmental agencies), can entirely eliminate the risk of exposure to Contagions and (c) a governmental restriction of the use and/or occupancy of the Premises in an effort to address the potential or the actual presence of Contagions shall not be deemed a Casualty pursuant to Section 11 of the Lease nor a Taking pursuant to Section 13 of the Lease. Accordingly, by entering into the Project, Tenant and all Tenant Parties knowingly and voluntarily assume the risk of exposure to Contagions. Tenant, on behalf of itself and, to the fullest extent permitted by applicable Law, the Tenant Parties, hereby waives all Claims against the Landlord and any other Landlord Party arising out of or in connection with exposure to Contagions at the Project, including, without limitation any damages due to illness, short- or long-term adverse health effects, disability and/or death (the "Released Claims"). With regard to the Released Claims, Tenant expressly waives the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Tenant acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

3. Miscellaneous.

3.1. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Tenant shall not be entitled, in connection with entering into this Amendment, to any free rent, allowance, alteration, improvement or similar economic incentive to which Tenant may have been entitled in connection with entering into the Lease, except as may be otherwise expressly provided in this Amendment.

3.2. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

3.3. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

3.4. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.

3.5. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current

Exhibit 10.1

delivery hereof with original ink signatures of each person and entity. This Amendment may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

3.6. Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.

3.7. Tenant shall indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord shall indemnify and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment. Tenant acknowledges that any assistance rendered by any agent or employee of any affiliate of Landlord in connection with this Amendment has been made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

Exhibit 10.1

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:

Hudson 1740 Technology, LLC,
a Delaware limited liability company

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/ Mark Lammas

Name: Mark Lammas

Title: President

TENANT:
NUTANIX, INC., a Delaware corporation By: /s/ Aaron Boynton Name: Aaron Boynton Title: Chief Accounting Officer